
                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         THREE MONTHS ENDED MARCH 31, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 03/31/1999. . .  $15,189

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,221)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,161)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 8,807           40,536            $ .217        $ .217
Basic Earnings Per Share . . . . . . . . . . .                                      $ .372        $ .377
Basic Earnings Per Share (rounded) . . . . . .                                      $ .37         $ .38

Dilutive effect of stock options . . . . . . .      (28)             174
Undistributed diluted earnings . . . . . . . .  $ 8,779           40,710            $ .216        $ .216
Diluted Earnings Per Share . . . . . . . . . .                                      $ .371        $ .376
Diluted Earnings Per Share (rounded) . . . . .                                      $ .37         $ .38

1,089,000 of the 1,976,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         THREE MONTHS ENDED MARCH 31, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 03/31/1998. . .  $13,702

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,088)                            $ .145
  Class B dividends declared . . . . . . . . .   (4,045)                                          $ .150

Undistributed basic earnings . . . . . . . . .  $ 7,569            41,423           $ .183        $ .183
Basic Earnings Per Share . . . . . . . . . . .                                      $ .328        $ .333
Basic Earnings Per Share (rounded) . . . . . .                                      $ .33         $ .33

Dilutive effect of stock options . . . . . . .      (60)              402
Undistributed diluted earnings . . . . . . . .  $ 7,509            41,825           $ .180        $ .180
Diluted Earnings Per Share . . . . . . . . . .                                      $ .325        $ .330
Diluted Earnings Per Share (rounded) . . . . .                                      $ .33         $ .33

583,000 of the 1,774,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                                   Exhibit(11)


                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         NINE MONTHS ENDED MARCH 31, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, nine months ended 03/31/1999 . . .  $42,687

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (6,670)                            $ .465
  Class B dividends declared . . . . . . . . .  (12,593)                                          $ .480

Undistributed basic earnings . . . . . . . . .  $23,424           40,721            $ .575        $ .575
Basic Earnings Per Share . . . . . . . . . . .                                      $1.040        $1.055
Basic Earnings Per Share (rounded) . . . . . .                                      $1.04         $1.06

Dilutive effect of stock options . . . . . . .     (111)             231
Undistributed diluted earnings . . . . . . . .  $23,313           40,952            $ .569        $ .569
Diluted Earnings Per Share . . . . . . . . . .                                      $1.034        $1.049
Diluted Earnings Per Share (rounded) . . . . .                                      $1.03         $1.05

964,000 of the 1,911,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.



                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         NINE MONTHS ENDED MARCH 31, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, nine months ended 03/31/1998 . . .  $42,216

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (6,254)                            $ .43375
  Class B dividends declared . . . . . . . . .  (12,037)                                          $ .44500

Undistributed basic earnings . . . . . . . . .  $23,925            41,474           $ .57687      $ .57687
Basic Earnings Per Share . . . . . . . . . . .                                      $1.01062      $1.02187
Basic Earnings Per Share (rounded) . . . . . .                                      $1.01         $1.02

Dilutive effect of stock options . . . . . . .     (273)              406
Undistributed diluted earnings . . . . . . . .  $23,652            41,880           $ .56475      $ .56475
Diluted Earnings Per Share . . . . . . . . . .                                      $ .99850      $1.00975
Diluted Earnings Per Share (rounded) . . . . .                                      $1.00         $1.01

438,000 of the 1,691,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                                   Exhibit(11)